UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): August 28, 2025 (August 25, 2025)

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GREENBACKER RENEWABLE ENERGY CO LLC

(Exact name of registrant as specified in its charter)

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Delaware	000-55610	80-0872648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Limited liability company interests	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2025, the Board of Directors (the “Board”) of Greenbacker Renewable Energy Company LLC (the “Company”) appointed the Company’s Interim Chief Executive Officer (“Interim CEO”), Mr. Daniel de Boer, age 40, as the Company’s Chief Executive Officer (“CEO”), effective September 1, 2025 (the “CEO Transition Date”).

Prior to his appointment as CEO, Mr. de Boer was appointed as Interim CEO, effective April 1, 2025.

Prior to joining the Company in December 2023, Mr. de Boer previously served as the Head of Renewables at Allianz Capital Partners of America from March 2019 through December 2023, where he led all aspects of the investment lifecycle and played a role in shaping the strategic direction of their sustainable infrastructure platform. Mr. de Boer holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Arts degree from Yale University.

There is no arrangement or understanding between Mr. de Boer and any other person pursuant to which he was appointed as an officer of the Company. Mr. de Boer has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

On August 25, 2025, the Board appointed Mr. de Boer as director, effective September 1, 2025, replacing Mr. Charles Wheeler who stepped down from the Board upon the appointment of Mr. de Boer as CEO. Mr. de Boer shall serve as director until such date as is determined by the Board and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. de Boer will not receive any compensation for his services as director.

On August 25, 2025, Mr. de Boer entered into an offer letter (the “de Boer Offer Letter”) that sets forth the terms of his employment as CEO.

Pursuant to the de Boer Offer Letter, he will receive a base salary at a rate of $650,000 per annum (the “CEO Base Salary”) which may be increased from time to time in accordance with normal business practices and at the discretion of the Company. As of the CEO Transition Date, Mr. de Boer will also remain eligible for an annual bonus, the target of which will be 115% of the CEO Base Salary, with any annual bonus for 2025 to be determined based on a weighted average of Mr. de Boer’s target annual bonus prior to and following the CEO Transition Date.

In recognition of his agreement to serve in the capacity of CEO, the Company will grant to Mr. de Boer on the CEO Transition Date a one-time promotional award of restricted stock units (“RSUs”) consisting of 196,772.92 time-based RSUs (the “de Boer Promotional Grant”). With respect to the de Boer Promotional Grant, 50% shall immediately vest on the CEO Transition Date and 50% shall be eligible to vest in three equal installments on each of the first three anniversaries of April 1, 2025, subject to his continued employment through each such date.

In addition, the Company will grant to Mr. de Boer on the CEO Transition Date an award of RSUs consisting of 65,591.11 time-based RSUs and 131,182.21 performance-based RSUs (the “de Boer Supplemental LTIP Grant”). The time-based portion of the de Boer Supplemental LTIP Grant shall be eligible to vest in three equal installments on each of the first three anniversaries of April 1, 2025, subject to his continued employment through each such date. The performance-based portion of the de Boer Supplemental LTIP Grant shall be eligible to vest based upon satisfaction of certain performance criteria during the performance period beginning on January 1, 2025 and ending on December 31, 2027 and his continued employment through March 31, 2028.

Mr. de Boer will be eligible to participate in the Greenbacker Renewable Energy Corporation Executive Protection Plan (“EPP”). As CEO, Mr. de Boer will be placed in Tier A of the EPP.

 The de Boer Offer Letter also includes non-solicitation, non-disclosure and confidentiality provisions.

The Company will directly pay, or reimburse Mr. de Boer, for the reasonable and documented legal expenses included in connection with the review, negotiation and finalization of the de Boer Offer Letter.

The description of the de Boer Offer Letter in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the de Boer Offer Letter, which is expected to be filed with the Company’s next Current Report on Form 10-Q.

On August 25, 2025, the Board appointed the Company’s Interim Chief Financial Officer (“Interim CFO”), Mr. Carl Weatherley-White, age 62, as the Company’s Chief Financial Officer (“CFO”), effective September 1, 2025 (the “CFO Transition Date”).

Prior to his appointment as CFO, Mr. Weatherley-White was appointed as Interim CFO, effective January 28, 2025.

Mr. Weatherley-White joined the Company in February 2024. Prior to joining the Company, he served as the Head of Renewable Investments at Advantage Capital from 2019 to February 2024. Previously, he held the positions of CEO and CFO at VivoPower International, a global energy infrastructure firm, from 2016 to 2019. His prior experience also includes Managing Director & Group Head of Global Project Finance at Barclays Capital and Lehman Brothers and Director of Energy Structured Finance at Credit Suisse. He is a director and the Chair of the Audit Committee of Cypress Creek Partners a private strategies manager with over $500 million of assets under management focused on middle market private equity and GP investments in emerging managers.

There is no arrangement or understanding between Mr. Weatherley-White and any other person pursuant to which he was appointed as an officer of the Company. Mr. Weatherley-White has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

On August 25, 2025, Mr. Weatherley-White entered into an offer letter (the “Weatherley-White Offer Letter”) that sets forth the terms of his employment as CFO.

Pursuant to the Weatherley-White Offer Letter, he will receive a base salary at a rate of $500,000 per annum (the “CFO Base Salary”) which may be increased from time to time in accordance with normal business practices and at the discretion of the Company. As of the CFO Transition Date, Mr. Weatherley-White will remain eligible for an annual bonus, the target of which will be 100% of the CFO Base Salary. In addition, the Company will pay Mr. Weatherley-White a one-time bonus of $30,000 in recognition of his assumption of additional duties and responsibilities between February 1, 2025 and the CFO Transition Date.

In recognition of his agreement to serve in the capacity of CFO, the Company will grant to Mr. Weatherley-White on the CFO Transition Date a one-time promotional award of RSUs consisting of 98,386.46 time-based RSUs (the “Weatherley-White Promotional Grant”). With respect to the Weatherley-White Promotional Grant, 50% shall immediately vest on the CFO Transition Date and 50% shall be eligible to vest in three equal installments on each of the first three anniversaries of April 1, 2025, subject to his continued employment through each such date.

In addition, the Company will grant to Mr. Weatherley- White on the CFO Transition Date an award of RSUs consisting of 34,435.26 time-based RSUs and 68,870.72 performance-based RSUs (the “Weatherly-White Supplemental LTIP Grant”). The time-based portion of the Weatherly-White Supplemental LTIP Grant shall be eligible to vest in three equal installments on each of the first three anniversaries of April 1, 2025, subject to his continued employment through each such date. The performance-based portion of the Weatherley-White Supplemental LTIP Equity Grant shall be eligible to vest based upon satisfaction of certain performance criteria during the performance period beginning on January 1, 2025 and ending on December 31, 2027 and his continued employment through March 31, 2028.

Mr. Weatherley-White will be eligible to participate in the Greenbacker Renewable Energy Corporation Executive Protection Plan (“EPP”). As CFO, Mr. Weatherley-White will be placed in Tier B of the EPP.

The Weatherley-White Offer Letter also includes non-solicitation, non-disclosure and confidentiality provisions.

The Company will directly pay, or reimburse Mr. Weatherley-White, for the reasonable and documented legal expenses included in connection with the review, negotiation and finalization of the Weatherley-White Offer Letter.

The description of the Weatherley-White Offer Letter in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Weatherley-White Offer Letter, which is expected to be filed with the Company’s next Current Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBACKER RENEWABLE ENERGY COMPANY LLC

Date: August 28, 2025	By:	/s/ Carl Weatherley-White
		Name:	Carl Weatherley-White
		Title:	Interim Chief Financial Officer